Exhibit 99.2


                                                  Execution Copy


                          UNS GAS, INC.
                 UNISOURCE ENERGY SERVICES, INC.

               One South Church Street, Suite 1820
                     Tucson, Arizona  85701




                                               New York, New York
                                            as of August 11, 2003



TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

UNS GAS, INC., a corporation incorporated under the law of the State of Arizona (the Company) and UNISOURCE ENERGY SERVICES, INC., a corporation incorporated under the law of the State of Arizona (the Guarantor and, together with the Company, the Obligors) agree with you as follows:

1.   INTRODUCTORY MATTERS; AUTHORIZATION OF NOTES

1.1  Introductory Matters

(a) Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b)  The Guarantor is a wholly owned subsidiary of UniSource
     Energy. The Company is a wholly owned Subsidiary of the Guarantor.

(c) UniSource Energy and Citizens have entered into an asset purchase agreement dated as of October 29, 2002 (the
     GasCo Purchase Agreement) pursuant to which Citizens will transfer certain assets (the Assets) and liabilities to the Company (the Acquisition).

(d) In order to fund a portion of the purchase price of the Acquisition, the Company proposes to issue Notes as described herein.

1.2  Authorization of Notes

The Company will authorize the issue and sale of (i) 6.23% guaranteed senior notes due August 11, 2011 in an aggregate principal amount of $50,000,000 (the Series A Notes) and (ii) 6.23% guaranteed senior notes due August 11, 2015 in an aggregate principal amount of $50,000,000 (the Series B Notes and, together with the Series A Notes, the Notes, such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit 1-A and Exhibit 1-B, respectively, with such changes therefrom, if any, as may be approved by you and the Company. The Series of a Note refers to whether a Note is a Series A Note or a Series B Note.

2.   SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and the respective Series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the Other Agreements) identical with this Agreement with each of the other purchasers named in Schedule A (the Other Purchasers), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and respective Series specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSING

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 520 Madison Avenue, 34th Floor, New York, New York 10022 at 10:30 a.m., New York City time, at a closing (the Closing) on August 11, 2003 or on such other Business Day as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes of each Series to be purchased by you in the form of a single Note of such Series (or such greater number of Notes of such Series in denominations of at least $100,000 or any multiple of $1,000 in excess thereof as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4945086759 at Wells Fargo Bank, ABA Number 121000248. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been satisfied or waived, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the satisfaction or waiver, prior to or at the Closing, of the following conditions:

4.1  Representations and Warranties

(a) The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

(b) The representations and warranties of Citizens in the GasCo Purchase Agreement shall be correct when made and at the time of the Closing.

4.2  Performance; No Default

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.13) no Default or Event of Default shall have occurred and be continuing. Neither any Obligor nor any Subsidiary of the Company shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3, 10.4 or 10.5 hereof had such Sections applied since such date.

4.3  Compliance Certificates

(a) Officer's Certificate. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.10, to the extent such conditions apply to such Obligor, have been fulfilled.

(b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Obligor is a party.

4.4  Opinions of Counsel

You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Thelen Reid and Priest LLP, special New York counsel for the Company, covering the matters set forth in Exhibit 2-A and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Vincent Nitido, Jr., general counsel for the Company and the Guarantor, covering the matters set forth in Exhibit 2-B and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (c) from Freshfields Bruckhaus Deringer LLP, your special New York counsel in connection with such transactions, substantially in the form set forth in Exhibit 2-C and covering such other matters incident to such transactions as you may reasonably request.

4.5  Purchase Permitted By Applicable Law, etc.

On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6  Sale of Other Notes

Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7  Related Transaction

Contemporaneously with the Closing, ElecCo, the Guarantor and the Purchasers shall enter into the ElecCo Note Purchase and Guaranty Agreement and the transactions contemplated thereby.

4.8  Payment of Special Counsel Fees

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9  Private Placement Number

A Private Placement number issued by Standard & Poor's CUSIP
Service Bureau (in cooperation with the Securities Valuation
Office of the National Association of Insurance
Commissioners) shall have been obtained for each Series of Notes.

4.10 Changes in Corporate Structure

No Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity except as provided in the GasCo Purchase Agreement.

4.11 Acquisition Transaction

(a) You shall have received a true and correct copy of the GasCo Purchase Agreement. The GasCo Purchase Agreement and each other agreement implementing the transactions contemplated thereby shall have been duly executed and delivered by the parties named therein, shall be in full force and effect and no material default shall exist thereunder.

(b) All Governmental Approvals necessary under applicable Governmental Rules to be obtained by Citizens, UniSource Energy, the Company or any of their Affiliates in connection with the due execution and delivery of, and performance by Citizens, UniSource Energy or any such Affiliate of its obligations, and the exercise of its rights, under the GasCo Purchase Agreement shall have been duly obtained, shall have been validly issued and shall be in full force and effect.

(c) You shall have received a copy of the order of the ACC issued July 3, 2003 approving the ACC Settlement Agreement as modified by such order. Such order shall be final and in full force and effect.

(d) You shall have received a copy of the order of the Federal Energy Regulatory Commission issued May 21, 2003 authorizing disposition of jurisdictional facilities. Such order shall be final and in full force and effect.

(e) You shall have received a copy of the order of the Securities and Exchange Commission issued August 1, 2003 authorizing the acquisition by UniSource Energy and the Guarantor of all of the common stock of the Company. Such order shall be final and in full force and effect.

4.12 Proceedings and Documents

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and by the ElecCo Note Purchase and Guaranty Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Each Obligor represents and warrants to you that:

5.1  Organization; Power and Authority

Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Obligor has the corporate power and authority to own or hold under lease the Properties (including, without limitation, the Assets) it purports to own or hold under lease, or proposes to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

5.2  Authorization, etc.

Each Transaction Document to which such Obligor is a party has been duly authorized by all necessary corporate action on the part of such Obligor, and upon execution and delivery thereof each such Transaction Document will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3  Disclosure

The Company, through its agent, New Harbor Incorporated, has delivered to you and each Other Purchaser a copy of a Confidential Information Memorandum, dated April 2003 (the Memorandum), relating to the Acquisition and the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the Assets and the general nature of the business and principal Properties of the Obligors and their Subsidiaries. Except as disclosed in Schedule C, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Obligors in connection with the transactions contemplated hereby, taken as a whole and giving effect to the transactions contemplated hereby and thereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule C, or in one of the documents, certificates or other writings identified therein, since October 9, 2002, there has been no change in the financial condition, operations, business, Properties or prospects of any Obligor or any Subsidiary of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to such Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

5.4  Organization and Ownership of Shares of Subsidiaries

(a) Schedule D contains (except as noted therein) complete and correct lists (i) of each Obligor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of each Obligor's directors and senior officers, and (iii) of the Obligors' Affiliates, other than Subsidiaries.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule D as being owned by an Obligor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Obligor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule
     D).

(c) Each Subsidiary identified in Schedule D is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary of the Company is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule D and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5  Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each Obligor of each Transaction Document to which it is a party will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of such Obligor or any Subsidiary of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Obligor or any Subsidiary of the Company is bound or by which such Obligor or any Subsidiary of the Company or any of their respective

Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any Subsidiary of the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Obligor or any Subsidiary of the Company.

5.6  Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of any Transaction Document to which such Obligor is a party except for such approvals as have been obtained and which are in full force and effect.

5.7  Litigation; Observance of Agreements, Statutes and
Orders

(a) Except as disclosed in Schedule E, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary of the Company or any Property of any Obligor or any Subsidiary of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) No Obligor and no Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.8  Taxes

Such Obligor and the Subsidiaries of the Company have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or Subsidiary of the Company, as the case may be, has established adequate reserves in accordance with GAAP. Such Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of such Obligor and the Subsidiaries of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate.

5.9  Title to Property; Leases

Such Obligor and the Subsidiaries of the Company have and, after giving effect to the Acquisition, will have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties purported to have been acquired by such Obligor or any Subsidiary of the Company pursuant to the GasCo Purchase Agreement (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.10 Licenses, Permits, etc.

Except as disclosed in Schedule F:

(a) such Obligor and the Subsidiaries of the Company own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b) to the best knowledge of such Obligor, no product of such Obligor infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the best knowledge of such Obligor, there is no Material violation by any Person of any right of such Obligor or any Subsidiary of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Obligor or any Subsidiary of the Company.

5.11 Compliance with ERISA

(a) Such Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither such Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than claims for benefits in the ordinary course or PBGC premiums required by Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by such Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of such Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value of the aggregate benefit liabilities
     under each of such Obligor's Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $14,000,000 in the case of any single Plan and by more than $20,000,000 in the
     aggregate for all Plans.   The term "benefit liabilities"
     has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

(c) Such Obligor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)  The expected postretirement benefit obligation
     (determined as of the last day of such Obligor's most recently ended fiscal year in accordance with Financial
     Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of such Obligor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any non-exempt transaction that is: (i) subject to the prohibitions of section 406 of ERISA; or (ii) in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
     Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.12 Private Offering by the Company

Neither the Company nor the Guarantor nor anyone acting on its or their behalf has offered the Notes, the Guaranties or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 2 other Institutional Investors, each of which has been offered the Notes and the Guaranties at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.13 Use of Proceeds; Margin Regulations

The Company will apply the proceeds of the sale of the Notes to consummate the Acquisition. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention to acquire margin stock. As used in this
Section 5.13, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.14 Existing Indebtedness

(a) Except as described therein, Schedule G-1 sets forth a complete and correct list of all outstanding Indebtedness of each Obligor and each Subsidiary of the Company. Except as described therein, Schedule G-2 sets forth a complete and correct list of all outstanding Indebtedness to be assumed by the Company pursuant to the GasCo Purchase Agreement and
     the transactions contemplated thereby.   Neither such
     Obligor nor any such Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of such Obligor or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule G-1, neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.15 Foreign Assets Control Regulations, etc.

Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.16 Status under Certain Statutes

Neither the Company nor any Subsidiary of the Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, as amended. Each Obligor and its Subsidiaries are exempt from regulation under PUHCA, except as set forth in
Section 9(a)(2) thereof.

5.17 Environmental Matters

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real Properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

(a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real Properties now or formerly owned, leased or operated by any of them, or in any way related to the Assets, or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real Properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c) all buildings on all real Properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.18 Acquisition Transaction

(a) To the best knowledge of such Obligor, the representations and warranties made by Citizens in the GasCo
     Purchase Agreement were true and correct when made and remain true and correct as of the date hereof.

(b) All Governmental Approvals necessary under applicable Governmental Rules to be obtained by UniSource Energy or any of its Affiliates in connection with the due execution and delivery of, and performance by UniSource Energy or such Affiliate of its obligations, and the exercise of its rights, under the GasCo Purchase Agreement have been duly obtained, have been validly issued and are in full force and effect. The order of the Federal Energy Regulatory Commission issued May 21, 2003 authorizing disposition of jurisdictional facilities, the order of the ACC issued
     July 3, 2003 approving the ACC Settlement Agreement and the order of the Securities and Exchange Commission issued August 1, 2003 authorizing the acquisition by UniSource Energy and the Guarantor of all of the common stock of the Company are each final and in full force and effect.

(c) With respect to such Obligor and its Affiliates, the GasCo Purchase Agreement and each other agreement implementing the transactions contemplated thereby has been duly executed and delivered by the parties named therein, is in full force and effect and no material default exists thereunder. With respect to each party thereto that is not an Affiliate of such Obligor, to the best knowledge of such Obligor, the GasCo Purchase Agreement and each other agreement implementing the transactions contemplated thereby has been duly executed and delivered by such party, is in full force and effect and no material default exists thereunder.

5.19 Anti-Terrorism Order

Neither such Obligor nor any Subsidiary of the Company is a Sanctioned Person. To the best knowledge of such Obligor, neither such Obligor nor any Subsidiary of the Company has any legally binding contracts or agreements with any Sanctioned Person.

6.   REPRESENTATIONS OF THE PURCHASER

6.1  Purchase for Investment

You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2  Source of Funds

You represent that at least one of the following statements is an accurate representation as to each source of funds (a
Source) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

(b)  the Source is an "insurance company general account"
     (as the term is defined in Prohibited Transaction Exemption
     (PTE) 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the NAIC Annual Statement)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29,
     1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e)  the Source is a governmental plan; or

(f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

(g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms employee benefit plan, governmental plan, party in interest and separate account shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO OBLIGORS

7.1  Financial and Business Information

Each Obligor shall deliver to each Noteholder that is an Institutional Investor:

(a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of such Obligor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

        (i) a consolidated balance sheet of such Obligor and its Subsidiaries as at the end of such quarter,

        (ii) consolidated statements of income of such Obligor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

        (iii) consolidated statements of cash flow for the period from the beginning of such fiscal year to the end of such quarter,

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of such Obligor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of such Obligor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements - within 105 days after the end of each fiscal year of such Obligor, duplicate copies of,

        (i) a consolidated balance sheet of such Obligor and its Subsidiaries, as at the end of such year, and

        (ii) consolidated statements of income, changes in shareholders' equity and cash flows of such Obligor and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

          (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default resulting from a breach of the provisions of any of Sections 10.4(c), 10.5 and 10.6 hereof, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default), provided that the delivery within the time period specified above of such Obligor's Annual Report on Form 10-K for such fiscal year (together with such Obligor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by such Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Noteholder), and each prospectus and all amendments thereto filed by such Obligor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by such Obligor or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
     Section 12(g), a written notice specifying the nature and period of existence thereof and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto;

(e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company (or the Guarantor, as the case may be), or an ERISA Affiliate proposes to take with respect thereto:

        (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

        (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

        (iii) any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than claims in the ordinary course or PBGC premiums required by Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of such Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) ACC Communications - promptly, and in any event within 30 days of receipt thereof, copies of any Material communication to any Obligor or any Subsidiary from the ACC or any Material filing by such Obligor or Subsidiary with the ACC relating to any breach of the ACC Settlement Agreement or any matter that could reasonably be expected to cause or constitute a Material Adverse Effect; and

(h) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of each Obligor or any of its Subsidiaries or relating to the ability of such Obligor to perform its obligations under the Financing Documents to which it is a party as from time to time may be reasonably requested by any such Noteholder.

7.2  Officer's Certificate

Each set of financial statements delivered to a Noteholder pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Obligor delivering such financial statements setting forth:

(a) Covenant Compliance - if such Obligor is the Company, the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.6 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to such Section the calculations of the minimum amount permissible under the terms of such Section, and the calculation of the amount then in existence); and

(b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of such Obligor and, if such Obligor is the Company, its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

7.3  Inspection

Each Obligor shall permit the representatives of each Noteholder that is an Institutional Investor:

(a) No Default - if no Default or Event of Default then exists, at the expense of such Noteholder and upon reasonable prior notice to such Obligor, to visit the principal executive office of such Obligor, to discuss the affairs, finances and accounts of such Obligor and the Subsidiaries of the Company with such Obligor's officers, and (with the consent of such Obligor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Obligor, which consent will not be unreasonably withheld) to visit the other offices and properties of such Obligor and the Subsidiaries of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default - if a Default or Event of Default then exists, at the expense of such Obligor to visit and inspect any of the offices or Properties of such Obligor or any Subsidiary of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor and the Subsidiaries of the Company), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES

8.1  Optional Prepayments with Make-Whole Amount

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of such Series of Notes written notice of each optional prepayment under this Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series of Notes to be prepaid on such date, the Series and principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.2  Allocation of Partial Prepayments

In the case of each partial prepayment of any Series, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.3  Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount (as the case may be), if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount (as the case may be), if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.4  Change of Control

Promptly, and in any event within five (5) Business Days after the occurrence of a Change of Control, the Company will give written notice thereof to each Noteholder (each such notice, a Change of Control Notice), which notice shall
(i) refer specifically to this Section 8.4 and describe such Change of Control in reasonable detail, (ii) specify the Change of Control Prepayment Date (which date shall be not less than forty five (45) days and not more than sixty (60) days after the date of the giving of such Change of Control Notice) and the Response Date in respect thereof and (iii) offer to prepay all Notes at 100% of the unpaid principal amount of such Notes, together with interest accrued thereon to the Change of Control Prepayment Date. Each Noteholder shall notify the Company of such Noteholder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company no later than the Response Date, and the Company shall prepay on the Change of Control Prepayment Date all of the Notes held by each Noteholder who has accepted such offer in accordance with this Section 8.4 at a price in respect of each Note held by such Noteholder equal to 100% of the unpaid principal amount of such Note, together with interest accrued thereon to the Change of Control Prepayment Date, plus the Modified Make-Whole Amount determined for the Change of Control Prepayment Date with respect to such principal amount; provided that the failure by any Noteholder to respond to such offer in writing on or before the Response Date shall be deemed to be an acceptance of such offer in respect of such Change of Control.

8.5  Purchase of Notes

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6  Make-Whole Amount

The term Make-Whole Amount means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     Called Principal means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or 8.4, or has become or is declared to be immediately due and payable pursuant to Section
     13.1, as the context requires.

     Discounted Value means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     Reinvestment Yield means, with respect to the Called Principal of any Note, 50 basis points over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
     (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

     Remaining Average Life means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     Remaining Scheduled Payments means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1, 8.4 or 13.1.

     Settlement Date means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or 8.4, or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

9.   AFFIRMATIVE COVENANTS

Each Obligor covenants that so long as any of the Notes are outstanding:

9.1  Compliance with Law

Such Obligor shall and the Company shall cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2  Insurance

Such Obligor shall and the Company shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3  Maintenance of Properties

Such Obligor shall and the Company shall cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent such Obligor or any Subsidiary of the Company from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4  Payment of Taxes and Claims

Such Obligor shall and the Company shall cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor or any Subsidiary of the Company, provided that neither such Obligor nor any Subsidiary of the Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5  Corporate Existence, etc.

Such Obligor shall at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.2, the Company shall at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into such Obligor or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6  Corporate Separateness

The Guarantor shall at all times maintain its separate existence and, specifically, shall conduct its affairs in accordance with the following:

(a) the Guarantor shall: (i) maintain and prepare separate financial reports and financial statements in accordance with GAAP, showing its assets and liabilities separate and apart from those of any other Person other than its Subsidiaries, and will not have its assets listed on the financial statement of any other Person (provided, that the Guarantor's assets may be included in a consolidated financial statement of a Person of which the Guarantor is a Subsidiary, if inclusion on such consolidated financial statement is required to comply with the requirements of GAAP; (ii) maintain its books, records and bank accounts separate from those of its Affiliates and any other Person other than its Subsidiaries; and (iii) not permit any Affiliate independent access to its bank accounts;

(b) the Guarantor shall not commingle or pool any of its funds or other assets with those of any Affiliate or any other Person other than its Subsidiaries, and it shall hold all of its assets in its own name;

(c) the Guarantor shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person other than its Subsidiaries;

(d) the Guarantor shall, insofar as is consistent with commercial and business circumstances affecting its business and financial condition, remain solvent and pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due;

(e) the Guarantor has done, or caused to be done, and shall do, all things necessary to observe all corporate formalities and other organizational formalities of the jurisdiction in which it is organized, and preserve its existence;

(f) the Guarantor shall, to the extent it utilizes stationary, invoices and checks, maintain and utilize separate stationery, invoices and checks bearing its own name;

(g) the Guarantor shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person other than its Subsidiaries and shall correct any known misunderstanding regarding its separate identity;

(h) the Guarantor shall not identify itself as a division of any other Person;

(i) the Guarantor shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person other than its Subsidiaries;

(j) the Guarantor shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of applicable law;

(k) the Guarantor shall not, in connection with the Transaction Documents, act with an intent to hinder, delay, or defraud any of its creditors in violation of applicable law; and

(l) the Guarantor shall not pledge its assets for the benefit of any Person, except as permitted by the Financing
     Documents.

10.  NEGATIVE COVENANTS

Each Obligor covenants that so long as any of the Notes are outstanding:

10.1 Transactions with Affiliates

Such Obligor shall not and the Company shall not permit any of its Subsidiaries to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing shall not prohibit (i) shared corporate or administrative services and staffing with Affiliates, including without limitation accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies and otherwise as set forth above or on a fully allocated cost basis and
(ii) transactions conducted in a manner required by applicable law, rule or regulation.

10.2 Merger, Consolidation, etc.

(a) Such Obligor shall not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, and the Guarantor shall not sell or otherwise transfer any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of the Company to any Person unless:

        (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor as an entirety or the transferee of such shares of stock, as the case may be, (any such Person, in relation to any such transaction involving the Company a Company Successor and any such Person, in relation to any such transaction involving the Guarantor a Guarantor Successor), shall have a credit rating in respect of its long-term debt from Standard & Poor's Ratings Service (a division of McGraw Hill Companies) of 'BBB' or higher or from Moody's Investor Services, Inc. of 'Baa2' or higher;

        (ii) any Company Successor shall be primarily engaged in the utility business;

        (iii) any Company Successor or Guarantor Successor shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

        (iv) if any Company Successor or Guarantor Successor is not such Obligor, such Company Successor or Guarantor Successor, as the case may be, (i) shall have executed and delivered to each Noteholder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each Noteholder an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

         v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (vi) in the case of any Company Successor, immediately after giving effect to such transaction, such Company Successor would be permitted by the provisions of Section 10.5 hereof, as if such Section 10.5 applied to such Company Successor, to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of such Obligor; and

        (vii) in the case of any Guarantor Successor, immediately after giving effect to such transaction, the Consolidated Net Worth of such Guarantor Successor is an amount at least equal to the amount specified therefor in
              Section 10.6;

     provided; that this Section 10.2(a) shall not apply to the consolidation or merger of a Wholly-Owned
     Subsidiary of the Company into the Company.

(b) No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor Person that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes, or the Guarantor from its obligations hereunder or under the Guaranties, except that the Guarantor shall be released from its obligations hereunder and under the Guaranties if, in the case of any such transaction that is permitted by Section 10.2(a), the Company Successor or Guarantor Successor, as the case may be, shall have (i) executed and delivered to each Noteholder its assumption of the due and punctual performance and observance of the obligations of the Guarantor under this Agreement and under the Guaranties, and (ii) caused to be delivered to each Noteholder an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.

10.3 Liens

Such Obligor shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien (other than Permitted Liens) securing Indebtedness for borrowed money on or with respect to any Property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of such Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such Property).

10.4 Restricted Payments

The Company shall not at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless:

(a) such Restricted Payment would not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company;

(b) immediately after giving effect to such action no Default or Event of Default would exist; and

(c) immediately after giving effect to such action the Company and its Subsidiaries would be permitted by the provisions of Section 10.5 hereof to incur at least $1.00 of additional Indebtedness owing to a Person other than a Subsidiary of the Company.

10.5 Incurrence of Indebtedness

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness:

        (i)   no Default or Event of Default exists;

        (ii)  (x) at any time from the date hereof until September
              30, 2004, the ratio of Consolidated Long Term Debt to Consolidated Total Capitalization does not exceed 0.67 to 1.00, and (y) at any time on or after September 30,

              2004, the ratio of Consolidated Long Term Debt to
              Consolidated Total Capitalization does not exceed 0.65 to 1.00; and

        (iii) the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date (or, with respect to any Indebtedness for which the Company or such Subsidiary becomes liable on or before September 30, 2004, the period from the date hereof to such date) is not less than 2.50 to 1.00;

     provided; nothing in this Section 10.5(a) shall prevent the Company or its Subsidiaries from creating, incurring, assuming, guaranteeing, or otherwise becoming directly or indirectly liable with respect to Current Debt and Permitted Reimbursement Obligations in an aggregate amount not to exceed $7,000,000 or such greater amount as would be permitted in accordance with clauses (ii) and (iii) of this Section 10.5(a); and

     provided; nothing in this Section 10.5(a) shall prevent any extension, renewal or refinancing of any Indebtedness of the Company or its Subsidiaries, provided that the principal amount of such Indebtedness outstanding immediately before giving effect to such extension, renewal or refunding is not increased and no Default or Event of Default exists at the time of such extension, renewal or refunding.

(b)  For the purposes of this Section 10.5:

        (i) any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness and pro forma effect shall be given to the earnings of such Person; and

        (ii) upon the creation, incurrence or assumption of any Indebtedness, any other Indebtedness shall be deemed to be retired concurrently with such action if (A) such other Indebtedness is retired with the proceeds of such Indebtedness and (B) such other Indebtedness is retired within 60 days of such action.

10.6 Minimum Net Worth

(a) The Guarantor shall not, at any time, permit its Consolidated Net Worth to be less than $50,000,000.

(b) The Company shall not, at any time, permit its Consolidated Net Worth to be less than $43,000,000.

10.7 Anti-Terrorism Order

Such Obligor shall not, and shall not permit any of its Subsidiaries to, enter into any legally binding contracts or agreements with any Sanctioned Person.

11.  GUARANTY

11.1 The Guaranty

The Guarantor hereby guarantees to each Purchaser and their respective successors and assigns the prompt payment in full when expressed to be due (whether at stated maturity, upon acceleration or optional prepayment or otherwise) of the principal of and interest on any Notes at any time and from time to time outstanding and all other amounts from time to time owing by the Company hereunder (including interest on any past-due principal, interest or any other amount), in each case strictly in accordance with the express terms hereof (such obligations of the Company being herein collectively called the GasCo Guaranteed Obligations).

In addition, the Guarantor hereby further agrees, as an independent obligation, that, if the Company fails to pay in full when expressed to be due (whether at stated maturity, upon acceleration or optional prepayment or otherwise) any of the GasCo Guaranteed Obligations strictly in accordance with the express terms hereof, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the GasCo Guaranteed Obligations, the same will be paid in full when expressed to be due (whether at stated maturity, upon acceleration or optional prepayment or otherwise) in accordance with the terms of such extension or renewal.

11.2 Obligations Unconditional

The obligations of the Guarantor under Section 11.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company hereunder or under any other agreement or instrument referred to herein and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section
11.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the occurrence of one or more of the following shall not preclude the exercise by the Purchasers of any right, remedy or power hereunder or alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the GasCo Guaranteed Obligations shall be extended, waived or renewed, or the Company shall be released from any of the GasCo Guaranteed Obligations, or any of the GasCo Guaranteed Obligations shall be subordinated in right of payment to any other liability of the Company;

(b) any of the acts mentioned herein or any agreement or instrument referred to herein or otherwise in connection with the GasCo Guaranteed Obligations shall be done or omitted;

(c) any of the GasCo Guaranteed Obligations shall be accelerated or otherwise become due prior to their stated maturity, or any of the GasCo Guaranteed Obligations shall be amended, supplemented, restated or otherwise modified in any respect, or any right hereunder or under any agreement or instrument referred to herein or otherwise in connection with the GasCo Guaranteed Obligations shall be waived, or any other guarantee of any of the GasCo Guaranteed Obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with;

(d) the Company or any other guarantor or obligor in respect of any of the GasCo Guaranteed Obligations (i) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (ii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iii) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets or (vi) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i), (ii), (iii), (iv) or
     (v) above (any proceeding referred to in this paragraph is herein referred to as an Insolvency Proceeding);

(e) this Agreement or any agreement or instrument referred to herein shall be rejected (including pursuant to Section 365 of the United States Bankruptcy Code, as amended) by an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for the Company or for all or substantially all of the Company's assets in any Insolvency Proceeding;

(f) the occurrence of any Default or Event of Default hereunder or the occurrence of any similar event (howsoever described) under any agreement or instrument referred to herein;

(g) except as otherwise provided in Section 10.2(b), any consolidation or amalgamation of the Company with, any merger of the Company with or into, or any transfer by the Company of all or substantially all of the Company's assets to, another Person, any change in the legal or beneficial ownership of ownership interests issued by the Company, or any other change whatsoever in the objects, capital structure, constitution or business of the Company;

(h) any delay, failure or inability of the Company or any other guarantor or obligor in respect of any of the GasCo
     Guaranteed Obligations to perform, willful or otherwise, any provision hereunder or any agreement or instrument referred to herein or otherwise in connection with the GasCo
     Guaranteed Obligations;

(i) the failure or breach of any representation or warranty (whether written or oral) made by the Company or any other Person herein or any agreement or instrument referred to herein or otherwise in connection with the GasCo Guaranteed Obligations; or any event or circumstance constituting fraud in the inducement or any other similar event or circumstance;

(j) any action or failure to act by any Purchaser that adversely affects the Guarantor's right of subrogation arising by reason of any performance by the Guarantor of its obligations under this Section 11;

(k) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of this Agreement or any agreement or instrument referred to herein or otherwise in connection with the GasCo Guaranteed Obligations;

(l) any lack or limitation of status or of power, incapacity or disability of the Company or any other guarantor or obligor in respect of any of the GasCo
     Guaranteed Obligations; or

(m) any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying or otherwise affecting the validity or enforceability of any of the GasCo Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the GasCo Guaranteed Obligations.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Purchasers exhaust any right, power or remedy (including filing any proof of claim relating to the GasCo Guaranteed Obligations in any Insolvency Proceeding) or proceed against the Company under this Agreement or any agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the GasCo Guaranteed
Obligations, it being understood that this Section 11 is a guarantee of payment and not just collection.

11.3 Subrogation

The Guarantor hereby agrees that until the payment and satisfaction in full of all GasCo Guaranteed Obligations it shall not exercise any right or remedy (including the filing of any proof of claim in any Insolvency Proceeding) against the Company or any other guarantor or obligor in respect of any of the GasCo Guaranteed Obligations or any security therefor arising by reason of any performance by the Guarantor of its obligations under this Section 11, whether by subrogation or otherwise. In the event that, prior to the payment and satisfaction in full of all GasCo Guaranteed Obligations, any amount is received by the Guarantor from the Company in respect of the performance by the Guarantor of its obligations under Section 11.1, whether by subrogation or otherwise, the Guarantor will promptly following receipt thereof pay such amount to the Noteholders (to each Noteholder in proportion, as nearly as practicable, to the unpaid principal amount of Notes held by such Noteholder), for application to any GasCo Guaranteed Obligations then owing, whether matured or unmatured.

11.4 Reinstatement

The obligations of the Guarantor under this Section 11 shall be automatically reinstated if and to the fullest extent that for any reason any payment by or on behalf of the Company in respect of the GasCo Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the GasCo Guaranteed Obligations, whether as a result of any Insolvency Proceeding or otherwise, all as though such payment had not been made, and the Guarantor agrees that it will indemnify each Noteholder on demand for all reasonable costs and expenses (including the reasonable fees and disbursements of counsel) incurred by such Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

11.5 Remedies Unaffected

The Guarantor agrees that, as between the Guarantor and the Purchasers the GasCo Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 13.1(a)) for purposes of Section 11.1, notwithstanding any stay (including under the United States Bankruptcy Code, as amended), injunction or other prohibition preventing the same as against the Company, and that, in such event, the GasCo Guaranteed Obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of Section 11.1.

11.6 Continuing Guarantee; Liability in Respect of Successor

(a) The guarantee in this Section 11 is a continuing guarantee, and shall apply to all GasCo Guaranteed
     Obligations whenever arising.

(b) In the event that the Company shall consolidate or amalgamate with, or merge with or into, or transfer all or substantially all its assets to, another Person, except as otherwise provided in Section 10.2(b), the Guarantor will continue to be obligated hereunder in respect of the GasCo Guaranteed Obligations, whether or not the GasCo Guaranteed Obligations are assumed by such Person, and each reference herein to the Company shall thereafter instead be a reference to such Person.

12.  EVENTS OF DEFAULT

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) any Obligor defaults in the performance of or compliance with any term contained in Sections 7.1(d), 8.4, 9.5, or 10.1 through 10.7 (inclusive); or

(d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section
     12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Noteholder (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12); or

(e) any representation or warranty made in writing by or on behalf of Citizens or any Affiliate of Citizens or by any officer of Citizens or such Affiliate in the GasCo Purchase Agreement or in any writing furnished in connection with the transactions contemplated thereby proves to have been false or incorrect in any material respect on the date as of which made provided that such representation or warranty pertains to an event or condition that could reasonably be expected to cause or constitute a Material Adverse Effect; or

(f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (i) any Subsidiary of the Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $4,000,000 beyond any period of grace provided with respect thereto, or (ii) any such Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $4,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), such Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $4,000,000; or

(h) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $4,000,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $4,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $4,000,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness; or

(i) any Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to any Obligor or any Subsidiary or with respect to any substantial part of any of their Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any Subsidiary, or any such petition shall be filed against any Obligor or any Subsidiary and such petition shall not be dismissed within 60 days; or

(k) a final judgment or judgments for the payment of money aggregating in excess of $4,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined on a termination basis as of the end of any Plan year in accordance with Title IV of ERISA, shall exceed $30,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than claims for benefits in the ordinary course or PBGC premiums required under Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits (other than Plans established at the time of the Acquisition to cover retirees or former employees of Citizens as required by the GasCo Purchase Agreement) in a manner that would increase the liability of such Obligor or Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.
     As used in this Section 12(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

(m) the Guarantor shall fail to observe or perform any of its obligations contained in Section 11 or shall renounce in writing its obligations with respect thereto.

13.  REMEDIES ON DEFAULT, ETC.

13.1 Acceleration

(a) If an Event of Default with respect to any Obligor described in Section 12(i) or 12(j) (other than an Event of Default described in clause (i) of Section 12(i) or described in clause (vi) of Section 12(i) by virtue of the fact that such clause encompasses clause (i) of Section 12(i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)  If any Event of Default described in Section 12(a) or
     12(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Noteholder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

13.2 Other Remedies

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

13.3 Rescission

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

13.4 No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any Noteholder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Noteholder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 16, the Company will pay to the each Noteholder on demand such further amount as shall be sufficient to cover all costs and expenses of such Noteholder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

14.1 Registration of Notes

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Noteholder, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Noteholders.

14.2 Transfer and Exchange of Notes

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or Exhibit 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

14.3 Replacement of Notes

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.  PAYMENTS ON NOTES

15.1 Place of Payment

Subject to Section 15.2, payments of principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank in such jurisdiction. The Company may at any time, by notice to each Noteholder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2 Home Office Payment

So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

16.  EXPENSES, ETC

16.1 Transaction Expenses

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local, regulatory or other counsel) incurred by you and each Other Purchaser or Noteholder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Noteholder, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other Noteholder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

16.2 Survival

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.   SURVIVAL  OF  REPRESENTATIONS AND  WARRANTIES;  ENTIRE
AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of you or any other Noteholder. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.  AMENDMENT AND WAIVER

18.1 Requirements

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of each Noteholder affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 12(a), 12(b), 13, 18 or 21.

18.2 Solicitation of Holders of Notes

(a) Solicitation. The Company will provide each Noteholder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Noteholder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
     Section 18 to each Noteholder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the entering into by any Noteholder or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Noteholder even if such Noteholder did not consent to such waiver or amendment.

18.3 Binding Effect, etc.

Any amendment or waiver consented to as provided in this
Section 18 applies equally to all Noteholders and is binding upon them and upon each future Noteholder and upon the Company without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Noteholder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4 Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.  NOTICES

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

        (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A , or at such other address as you or it shall have specified to the Company in writing,

        (ii) if to any other Noteholder, to such Noteholder at such address as such other Noteholder shall have specified to the Company in writing,

        (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to each Noteholder in writing, or

        (iv)  if to the Guarantor, to the Guarantor at UniSource
              Energy Services, Inc., One South Church Avenue, Suite 200, Tucson, Arizona 85701 to the attention of the Chief
              Financial Officer, or at such other address as the Guarantor shall have specified to each Noteholder in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.  REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.  CONFIDENTIAL INFORMATION

For the purposes of this Section 21, Confidential Information means information delivered to you by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such

Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section
21, (iii) any other Noteholder, (iv) any Institutional
Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
21), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or
(z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Noteholder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section
21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Noteholder of information required to be delivered to such Noteholder under this Agreement or requested by such Noteholder (other than a Noteholder that is a party to this Agreement or its nominee), such Noteholder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22.  SUBSTITUTION OF PURCHASER

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

23.  MISCELLANEOUS

23.1 Successors and Assigns

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent
Noteholder) whether so expressed or not.

23.2 Payments Due on Non-Business Days

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4 Construction

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6 Governing Law

This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company and the Guarantor, whereupon the foregoing shall become a binding agreement between you, the Company and the Guarantor.

Very truly yours,

UNS GAS, INC.

By ____________________________
Name:
Title:

UNISOURCE ENERGY SERVICES, INC.

By ____________________________
Name:
Title:

The foregoing is hereby agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY

By ____________________________
Name:
Title:

JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY

By ____________________________
Name:
Title:

INVESTORS PARTNER
LIFE INSURANCE COMPANY

By ____________________________
Name:
Title:

JOHN HANCOCK INSURANCE
COMPANY OF VERMONT

By ____________________________
Name:
Title:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By ____________________________
Name:
Title:

ALLSTATE LIFE INSURANCE COMPANY


By ____________________________
Name:
Title:  Authorized Signatory


By ____________________________
Name:
Title:  Authorized Signatory

                           SCHEDULE B

                          DEFINED TERMS



As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

ACC means the Arizona Corporation Commission.

ACC Settlement Agreement means the settlement agreement dated as of April 1, 2003 between the Staff of the ACC
Utilities Division, UniSource Energy, Tucson Electric Power and Citizens.

Acquisition is defined in Section 1.1(c).

Acquisition Documents means the GasCo Purchase
Agreement and the agreements and instruments referred to therein.

Affiliate means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of any Obligor or any Subsidiary or any corporation of which any Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Obligor.

Assets is defined in Section 1.1(c).

Business Day means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Capital Lease Obligation means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

Change of Control means any of the following events or circumstances:

(a) the failure of UniSource Energy directly or indirectly to beneficially own in the aggregate at least a majority of the shares of the Guarantor's voting stock outstanding; and

(b) the acquisition after the date hereof by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) other than UniSource Energy or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Guarantor, through beneficial ownership of the capital stock of the Guarantor or otherwise; provided that the acquisition by any such person or group of the power to elect at least a majority of the Board of Directors of UniSource Energy shall not be deemed to constitute the acquisition of the power to elect at least a majority of the Board of Directors of the Guarantor by a person other than UniSource Energy for the purpose of this subsection (b).

Change of Control Notice is defined in Section 8.4.

Change of Control Prepayment Date is defined in Section 8.4.

Citizens means Citizens Communications Company, a corporation incorporated under the law of the State of Delaware.

Closing is defined in Section 3.

Code means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Company means UNS Gas, Inc., a corporation incorporated under the law of the State of Arizona.

Company Successor is defined in Section 10.2(a)(i).

Confidential Information is defined in Section 21.

Consolidated Debt means, with respect to any Obligor as of any date of determination, the total of all Indebtedness of such Obligor and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Obligor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Obligor and its Subsidiaries in accordance with GAAP.

Consolidated Income Available for Interest Charges means, with respect to any period, Consolidated Net Income of the Company for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges, (b) taxes imposed on or measured by income or excess profits, and (c) the amount of all depreciation and amortization allowances and other non cash expenses of the Company and its Subsidiaries for such period.

Consolidated Long Term Debt means, as of any date of determination, the total of all Long Term Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP

Consolidated Net Income means, with respect to any Obligor and with reference to any fiscal period, the net income (or loss) of such Obligor and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between such Obligor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Obligor and its Subsidiaries in accordance with GAAP, adjusted to exclude (a) any extraordinary gain or loss reflected in the net income (or loss) for the Company and its Subsidiaries for such period and (b) any cumulative effect of a change in accounting principles reflected in the net income (or loss) for the Company and its Subsidiaries for such period.

Consolidated Net Worth means, with respect to any Person at any time:

(a) the total assets of such Person and its Subsidiaries which would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries; minus

(b) the total liabilities of such Person and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP; minus

(c) the net book value of all assets (other than intangible assets eligible for cost recovery through regulatory rates) of such Person and its Subsidiaries, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents, unamortized debt discount and expense and organizational expenses.

Consolidated Total Capitalization means at any time, the sum of Consolidated Net Worth of the Company and Consolidated Debt of the Company at such time.

Current Debt means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date without meeting the conditions applicable to a new borrowing.

Current Maturities of Long Term Debt means, at any time and with respect to any item of Long Term Debt, the portion of such Long Term Debt outstanding at such time which by the terms of such Long Term Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

Default means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Default Rate means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

Distribution means, in respect of any corporation, association or other business entity:

(a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

(b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

ElecCo means UNS Electric, Inc., a corporation incorporated under the law of the State of Arizona.

ElecCo Note Purchase and Guaranty Agreement means the
Note Purchase and Guaranty Agreement dated as of the date hereof between ElecCo, the Guarantor and the Purchasers.

ElecCo Notes means the notes issued by ElecCo pursuant to the ElecCo Note Purchase and Guaranty Agreement.

Environmental Laws means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

ERISA means the Employee Retirement Income  Security
Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

ERISA Affiliate means, with respect to an Obligor, any trade or business (whether or not incorporated) that is treated as a single employer together with such Obligor under section 414 of the Code.

Event of Default is defined in Section 12.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

Financing Documents means this Agreement, the Other
Agreements, and the Notes.

GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

GasCo Guaranteed Obligations is defined in Section 11.1.

GasCo Purchase Agreement is defined in Section 1.1(c).

Governmental Approval means all approvals, permits, waivers, exemptions, consents, variances, franchises, registrations, authorizations, licenses or similar orders of, or from, any Governmental Authority.

Governmental Authority means:

(a)  the government of

        (i) the United States of America or any State or other political subdivision thereof, or

        (ii) any jurisdiction in which any Obligor or any Subsidiary thereof conducts all or any part of its business, or which asserts jurisdiction over any Properties of any Obligor or any Subsidiary thereof, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Governmental Rule means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, license, concession, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

Guaranties means, collectively, the guaranty set forth in Section 11 of this Agreement and the Other Agreements.

Guarantor means UniSource Energy Services, Inc., a corporation incorporated under the law of the State of Arizona.

Guarantor Successor is defined in Section 10.2(a)(i).

Guaranty Obligation means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any Property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other
     Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty Obligation, the Indebtedness or other obligations that are the subject of such Guaranty Obligation shall be assumed to be direct obligations of such obligor.

Hazardous Material means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

holder means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

Indebtedness with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred
     Stock;

(b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)  Swaps of such Person; and

(g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

Insolvency Proceeding is defined in Section 11.2(d).

Institutional Investor means (a) any original purchaser of a Note and any Affiliate thereof, (b) any holder of a Note holding more than $4,000,000 of the aggregate principal amount of the Notes then outstanding and any Affiliate thereof, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and any Affiliate thereof.

Interest Charges means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) to the extent actually paid, all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

Interest Coverage Ratio means, with respect to the Company for any period, the ratio of (a) Consolidated Income
Available for Interest Charges for such period to (b)
Interest Charges for such period.

Lien means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

Long Term Debt means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Long Term Debt shall include, as at any date of determination, Current Maturities of Long Term Debt.

Make-Whole Amount is defined in Section 8.6.

Material means, with respect to an Obligor, material in relation to the business, operations, affairs, financial condition, assets, Properties or prospects of such Obligor and its Subsidiaries taken as a whole.

Material Adverse Effect means, with respect to an Obligor, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or Properties of such Obligor and its Subsidiaries taken as a whole, or (b) the ability of such Obligor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

Memorandum is defined in Section 5.3.

Modified Make-Whole Amount means the Make-Whole Amount; provided that the definition of "Reinvestment Yield'' in the definition of Make-Whole Amount shall be amended such that 50 basis points shall be replaced with 150 basis points.

Multiemployer Plan means any Plan that is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

Noteholders means the holders from time to time of the Notes.

Notes is defined in Section 1.

Officer's Certificate means, with respect to an Obligor, a certificate of a Senior Financial Officer of such Obligor or of any other officer of such Obligor whose responsibilities extend to the subject matter of such certificate.

Other Agreements is defined in Section 2.

Other Purchasers is defined in Section 2.

PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Permitted Lien means, with respect to any Person, each of the following:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4 of this Agreement;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4 of this Agreement;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;

(f) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by such Person or a Subsidiary of such Person after the date of the Closing, provided that:

        (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

        (ii) the principal amount of the Indebtedness secured by any such Lien shall not, at the time such Lien is created, exceed an amount equal to the lesser of (A) the cost to such Person or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of such Person) of such property (or improvement thereon) at the time of such acquisition or construction; and

        (iii) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition or construction of such property;

(g) Liens in existence on the date of the Closing securing the payment or performance of any liabilities assumed by the Company pursuant to the Acquisition Documents; and

(h) with respect to any Asset which consists of a leasehold or other possessory interest in real property, Liens to which the underlying fee estate in such real property is subject that do not and will not result in a Material Adverse Effect.

Permitted Reimbursement Obligation means any liability of the Company of the type referred to in clause (e) of the definition of "Indebtedness" provided that such liability is not created in connection with a letter of credit or instrument serving a similar function related to Indebtedness for money borrowed and provided such liability is immediately due and payable upon the related payment under such letter of credit or similar instrument.

Plan means, with respect to an Obligor, an "employee benefit plan" (as defined in section 3(3) of ERISA) that is subject to Title IV of ERISA and Section 412 of the Code and that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by such Obligor or any ERISA Affiliate or with respect to which such Obligor or any ERISA Affiliate may have any liability.

Preferred Stock means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

Property or Properties means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

PUHCA means the Public Utility Holding Company Act of
1935, as amended.

QPAM Exemption means Prohibited Transaction Class
Exemption 84-14 issued by the United States Department of
Labor.

Required Holders means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

Response Date is defined in Section 8.4.

Responsible Officer means any Senior Financial Officer of an Obligor and any other officer of an Obligor with responsibility for the administration of the relevant portion of this agreement.

Restricted Payment means any Distribution in respect of any Person or any Subsidiary of such Person (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by such Person or another Subsidiary of such Person), including, without limitation, any Distribution resulting in the acquisition by such Person of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in Property shall be the greater of
(x) the Fair Market Value of such Property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

Sanctioned Person means (i) any Person designated in the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, as amended from time to time; and (ii) any other Person with which transactions are prohibited under U.S. Economic Sanctions Law.

Securities Act means the Securities Act of 1933, as amended from time to time.

Security has the meaning set forth in section 2(1) of the Securities Act.

Senior Financial Officer means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

Series is defined in Section 1.2.

Series A Notes is defined in Section 1.2.

Series B Notes is defined in Section 1.2.

Subsidiary means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a Subsidiary is a reference to a Subsidiary of the Guarantor.

Swaps means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

Transaction Documents means the Financing Documents and the Acquisition Documents.

UniSource Energy means UniSource Energy Corporation, a corporation incorporated under the law of the State of Arizona.

U.S. Economic Sanctions Law means (a) the International Emergency Economic Powers Act of 1977, as amended, the Trading with the Enemy Act of 1917, as amended, and any executive order issued thereunder and in effect from time to time and (b) the foreign assets control regulations of the U.S. Department of the Treasury, codified at Title 31, Subtitle B, Chapter V of the Code of Federal Regulations, as amended, and any enabling legislation thereof.

Wholly-Owned Subsidiary means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of any Obligor and such Obligor's other Wholly-Owned Subsidiaries at such time.

                         EXHIBIT 1-A

                    FORM OF SERIES A NOTE



                        UNS GAS, INC.

       6.23% SERIES A SENIOR NOTE DUE AUGUST 11, 2011



No. [_____]                                           [Date]

$[_______]                                   PPN 90312* AA 2

FOR VALUE RECEIVED, the undersigned, UNS GAS, INC. (herein called the Company), a corporation organized and existing under the laws of the State of Arizona, hereby promises to pay to [____________], or registered assigns, the principal sum of [________________] DOLLARS on August 11, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.23% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 8.23%.

Payments of principal of, interest on and any Make-Whole
Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase
Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to separate Note Purchase and Guaranty Agreements, dated as of August 11, 2003 (as from time to time amended, the Note Purchase Agreements), between the Company, UniSource Energy Services, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements. This Note is guaranteed pursuant to and in accordance with the terms of the Note Purchase Agreement. Subject to the terms of said

Note Purchase Agreement, the holder of this Note is entitled to enforce the provisions of such Note Purchase Agreement, and to enjoy the benefits thereof.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase
Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase
Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-
Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed in accordance with, and this Note and all matters arising out of or relating in any way whatsoever to this Note (whether in contract, tort or otherwise) shall be governed by, the law of the State of New
York.





UNS GAS, INC.

By_________________________
Name:
Title:

                         EXHIBIT 1-B

                    FORM OF SERIES B NOTE



                        UNS GAS, INC.

            6.23% SENIOR NOTE DUE AUGUST 11, 2015



No. [_____]                                           [Date]

$[_______]                                   PPN 90312* AB 0

FOR VALUE RECEIVED, the undersigned, UNS GAS, INC. (herein called the Company), a corporation organized and existing under the laws of the State of Arizona, hereby promises to pay to [____________], or registered assigns, the principal sum of [________________] DOLLARS on August 11, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.23% per annum from the date hereof, payable semiannually, on the 15th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (each as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 8.23%.

Payments of principal of, interest on and any Make-Whole
Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase
Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to separate Note Purchase Agreements, dated as of August 11, 2003 (as from time to time amended, the Note Purchase Agreements), between the Company, UniSource Energy Services, Inc. and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements. This
Note is guaranteed pursuant to and in accordance with the terms of the Note Purchase

Agreement.  Subject to the terms of said Note Purchase
Agreement, the holder of this Note is entitled to enforce the provisions of such Note Purchase Agreement, and to enjoy the benefits thereof.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase
Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase
Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-
Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed in accordance with, and this Note and all matters arising out of or relating in any way whatsoever to this Note (whether in contract, tort or otherwise) shall be governed by, the law of the State of New
York.





UNS GAS, INC.

By_________________________
Name:
Title:

August 11, 2003

                        UNS GAS, INC.

               UNISOURCE ENERGY SERVICES, INC.




    SERIES A GUARANTEED SENIOR NOTES DUE AUGUST 11, 2011

    SERIES B GUARANTEED SENIOR NOTES DUE AUGUST 11, 2015






               ===============================
                      NOTE PURCHASE AND

                     GUARANTY AGREEMENT
               ===============================